                                 EXHIBIT 4.37



             FORM of Senior Subordinated Pay-in-Kind Note Due 2003

                                 Exhibit 4.37

 REGISTERED                        [LOGO]                           REGISTERED

 [R       ]                                                         [        ]

                                 USTRAILS INC


               SENIOR SUBORDINATED PAY-IN-KIND NOTES DUE 2003 OF

                                 USTRAILS INC.
                                           SEE REVERSE FOR TRANSFER RESTRICTIONS
                                                               CUSIP 917326 AC 4


THIS CERTIFIES THAT



(the "Holder") is the owner of Notes in the aggregate principal amount specified above.

     This Note Certificate represents the foregoing principal amount of Senior Subordinated Pay-In-Kind Notes due 2003 (the "Notes") of USTrails Inc, a Nevada corporation (including any successor under the Indenture hereinafter referred to the "Company").
     The Company, as obligor promises to pay to the Holder or registered
assigns, the principal sum of $    on July 15 2003.
     Interest Payment Dates: July 15 and January 15 (each an "Interest Payment Date").
     Record Dates: July 1 and January 1 (whether or not a Business Day),(each a "Regular Record Date").
The Notes were issued with original issue discount for Federal Income tax purposes. Information regarding the issue price of the Notes,total amount of original issue discount on the Notes, the issue date of the Notes, and the yield to maturity of the Notes can be obtained at the address of the Company specified on the reverse hereof.

Dated                                                              USTRAILS INC.

Authenticated:  FLEET NATIONAL BANK

By:             ?                  [SEAL]       ?           By

                                        Signature Illegeble  Signature Illegeble
                Authorized Office               ?           President

                 SENIOR SUBORDINATED PAY-IN-KIND NOTE DUE 2003

     1. Interest. USTrails Inc., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of the Notes represented by this Note Certificate (i) through and including January 15, 1998 (the "Initial Period") at 17 1/2% per annum and (ii) after January 15, 1998 at 12% per annum. The Company shall pay interest (i) during the Initial Period (A) in the amount of $40.59 per $1,000 principal amount on the Issue Date (the "Prepaid Interest") to holders of record on the Issue Date and (B) at 12% per annum semiannually on each Interest Payment Date to the holders or record (each a "Holder") of Outstanding Notes on the immediately preceding Regular Record Date and (ii) after the initial
Period, semiannually on each Interest Payment Date to the Holders of the Outstanding Notes on the immediately preceding Regular Record Date. The Prepaid Interest shall be paid in cash and the holder of record on the Issue Date by its acceptance of these Notes acknowledges receipt in full of such Prepaid Interest. The Company may, in its sole discretion, issue additional Notes ("Secondary Notes") in lieu of cash payment of any or all of the interest due on any Interest Payment Date occurring on or prior to July 15, 2000 provided, on or prior to July 15, 2000, so long as the Senior Indebtedness is outstanding interest shall be paid only by the issuance of Secondary Notes. If the Company issues Secondary Notes in lieu of cash payment, in whole or in part, of interest due on any Interest Payment Date occurring on or prior to July 15, 2000 pursuant to this paragraph, it shall give notice to the Trustee not less than 5 Business Days prior to the relevant Interest Payment Date, and shall instruct the Trustee upon Order of the Company given not less than 5 or more than 45 days prior to such Interest Payment Date) to authenticate Secondary Notes, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this note on such Interest Payment Date. Each issuance of Secondary Notes in lieu of cash payments of interest on the Notes shall be made pro rata with respect to the outstanding Notes. Any such Secondary Notes shall be subject to the same terms (including maturity date and rate of interest from time to time payable thereon) as this Note except, as the case may be, with respect to the title, issuance date and aggregate principal amount. The term Notes shall include Secondary Notes that may be issued under the Indenture. Interest on the Notes represented by this Note Certificate will accrue from the most recent date to which interest has been paid or, if no interest has been paid on such Notes, from the first date on which the Notes represented by this Note Certificate was originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue installments of interest at the rate of 14% per annum.

     2. Additional Interest. If a Registration Default has occurred and is continuing, the Notes represented by this Note Certificate will bear Additional Interest, at the rate of $0.10 per week higher than the interest rate then payable on the Notes per $1,000 principal amount of Notes, from the date such Registration Default occurs (the "Commencement Date") to and through the date such Registration Default no longer exists. Installments of Additional Interest will become due and payable semiannually on the next occurring Interest Payment Date to the Holders at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. All references in this Note Certificate to "interest" include the amount of unpaid Additional Interest due and payable. At no time shall be maximum aggregate interest rate borne by this Note exceed the maximum amount permitted under Applicable Law.

     3. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to Holders of Notes at the close of business on the Regular Record Date for the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. If the Company and a Holder shall so agree, Holders shall not be required to surrender the Notes to collect principal payments and premium payments, if any. The Company shall pay principal, premium if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts for, pursuant to paragraph 2 hereof, in Secondary Notes).

     The payment of the Notes to Holders is guaranteed pursuant to the Subsidiary Guarantee by the Subsidiary Guarantors.

     4. Paying Agent and Registrar. Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar.

     5. Indenture. The Company issued the Notes under an indenture dated as of July 17, 1996 ("Indenture") by and among the Company, each Subsidiary of the Company set forth on Schedule I to the Indenture, as Subsidiary Guarantors, and the Trustee. The terms of the Notes include those stated in the Indenture and those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture (the "Trust Indenture Act"). The Notes are subject to and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Act for a statement of such terms. Capitalized terms not defined herein have the meaning given to them in the Indenture.

     6. Optional Redemption. The Company may redeem all or a portion of the Notes at any time after the Issue Date at 100% of principal amount, plus accrued and unpaid interest.

     7. Redemption and Repurchase in Part. If less than all of the Outstanding Notes are to be redeemed or repurchased, the particular Notes or portions thereof to be redeemed shall be determined on a pro rata basis, by lot or by any other method determined by the Trustee to be fair and appropriate, subject to compliance with the requirements of any national securities exchange on which the Notes are then listed.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

     If this Note is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any interest will be paid to the Person in whose name this
Note is registered at the close of business on such Regular Record Date.

     9. Asset Sale. Subject to certain exceptions, the Company must repurchase Notes in a principal amount equal to the maximum principal amount of Notes that may be purchased out of that portion of Net Cash Proceeds of any Asset Sale that is not applied to Senior Indebtedness or reinvested in a Related Business within 180 days of such Asset Sale. Such repurchase may be made in any manner selected by the Company, including, without limitation, open market purchases, privately negotiated transactions, redemption or an Asset Sale Purchase Offer.

     10. Change of Control Purchase Offer. If a Change of Control has occurred, each Holder of the Notes will have the right, at such Holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all or any part of such Holder's Notes. Such offer must be commenced within 45 Business Days after the Company repays, or offers to repay, in full the Senior indebtedness or obtains the consent of the holders of the Senior Indebtedness to permit repurchase of the Notes, at a cash price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to the purchase date.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations $1,000 and integral multiples of $1,000 (provided that Secondary Notes or Notes issued upon registration of transfer of such Secondary Notes may be in denominations of other that $1,000). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition to transfer, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption in whole or in part or with respect to which a Purchase Notice has been given. Also it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of notice of redemption or offer to repurchase with respect to such Notes.

     12. Persons Deemed Owners. The registered holder of an Note may be treated as its owner for the purpose of receiving payment and, subject to the exception set forth under the caption "Method of Payment" above, interest (including Additional Interest) and for all other purposes.

     13. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without the consent of any Holder,the Indenture of the Notes may be amended: to provide for assumption of any Obligor's obligations to Holders by another Person; to add to the covenants of the Obligors for the benefit of the Holders or to surrender any right or power conferred upon any Obligor; to cure any ambiguity, defect or inconsistency; to appoint a successor Trustee; to advice Subsidiary Guarantor and to release a Subsidiary Guarantor under certain circumstances; to release collateral security under certain circumstances; or to comply with any requirement to effect the qualification of the Indenture under the Trust Indenture Act of any registration or qualification of the Notes under securities laws.

     14. Defaults and Remedies. If an Event of Default as set forth in the Indenture occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes will become due and payable without futher action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, or premium (if any) or interest can be payment of any Purchase Price) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

     15. Trustee Dealings with the Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

     16. No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of any Note Party shall not have any liability for any obligations of such Note Party under the Notes, the Indenture or other Note Documents or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common). TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), U/G/M/A (= Uniform Gifts to Minors Act).

     19. Collateral Documents and Collateral. During the period that any Senior Indebtedness is outstanding, whether in existence on the date hereof or later incurred, and until the Delivery Date the obligations represented by this Notes are general unsecured obligations of the Company. Substantially contemporaneously with the discharge in full of the Company's obligations in respect of the Senior Indebtedness, the Company will grant the liens contemplated by and the Trustee will enter into or accept the Collateral Documents listed on Schedule 1201 to the Indenture and accept delivery of the Collateral specified therein. By acceptance of its Notes, each Holder agrees to the substance of all terms and provisions of such Collateral Documents and all other Note Documents from time to time entered into pursuant to (and as amended from time to time pursuant to) the provisions of the indenture and the other Note Documents. As among Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference priority or distinction of any Holder over any other Holder by reason of differences in time of issuance of the Notes held by such Holders, sale or otherwise, as security for the Secured Obligations of the Obligors.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Requests may be made to:

                                 USTrails Inc.
                          2711 LBJ Freeway, Suite 200
                              Dallas, Texas 75234
                       Attention:Chief Financial Officer

     20. Subordination. The Notes are subordinated to the Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, the Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoint the Trustee as attorney-in-fact for such purpose.

                                ASSIGNMENT FORM

     To Assign this Note, fill in the form below;
     I or we assign and transfer this Note to:
- ----------------------------------------------------
- ----------------------------------------------------
     (Insert assignee's social or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint:

   _____________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:______________________________   Signature Guarantee:

Signed:____________________________   __________________________________________
        (Signed exactly as your       NOTICE: The signature must be guaranteed
         name appears on the face on  by an eligible guarantor institution
         this Note)                   (banks, stockbrokers, savings and loan
                                      associations and credit unions with
                                      membership in an approved signature
                                      guarantee medallion program), pursuant to
                                      Rule 17 Ad-15 promulgated under the
                                      Securities Exchange Act of 1934, as
                                      amended.